Exhibit 99.1

SUBSCRIPTION AGREEMENT

Firstar Exploration Corporation
200 South Main, Suite 1
Pocatello, Idaho 83204

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of Firstar Exploration Corporation (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Allen Collins solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Collins.

MAKE CHECK PAYABLE TO: Firstar Exploration Corporation

Executed this _____ day of ___________________, 2006.

__________________________________           ______________________________________

__________________________________           Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________               X $0.10                 ___________   =           US$
Number of Shares Purchased                                                                                     Total Subscription Price

Form of Payment:         Cash:_______         Check #: _________________         Other: ______________________

FIRSTAR EXPLORATION CORPORATION

By:________________________________________
Title: ______________________________________